UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2026

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower,
Houston,	Texas		77019
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2026, the Board of Directors (the Board) of Corebridge Financial, Inc. (the Company) elected Hirotaka Inoue as a director of the Company, effective April 21, 2026.

Pursuant to the Stockholder’s Agreement (the Nippon Life Stockholder’s Agreement), dated as of December 9, 2024, between the Company and Nippon Life Insurance Company (Nippon Life), until the date that the share ownership percentage of Nippon Life is less than 5%, Nippon Life has the right to designate a number of individuals to serve as directors equal to (a) the product of the total number of Board members multiplied by (b) the share ownership percentage of Nippon Life, with such number of directors rounded down to the nearest whole number (each, a Nippon Life Designee). Keith Gubbay, Minoru Kimura and Tomohiro Yao currently serve on the Board as Nippon Life Designees.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 16, 2026, Nippon Life notified the Company on March 11, 2026 that it will effect a change in one of the Nippon Life Designees, with Mr. Kimura resigning from the Board, effective as of April 20, 2026.

On March 23, 2026, American International Group, Inc. (AIG) waived its right under the Separation Agreement (the Separation Agreement), dated as of September 14, 2022, between the Company and AIG, as amended by that certain Amendment, dated as of May 16, 2024, by and between the Company and AIG (the Amendment) to designate any members of the Board, resulting in a decrease of the number of Board members designated by AIG to zero (0).

On March 25, 2026, the Board decreased the size of the Board to eleven (11) from thirteen (13) members. As a result of such reduction in the size of the Board, Nippon Life is entitled to designate only two (2) Nippon Life Designees to the Board pursuant to the terms of the Nippon Life Stockholder’s Agreement.

On March 25, 2026, the Board determined that it was in the best interest of the Company and its stockholders to grant Nippon Life a waiver in respect of the Board designation provisions of the Nippon Life Stockholder’s Agreement (until such time as revoked by the Board in its discretion) (the Waiver), so that Nippon Life will continue to have three (3), rather than two (2), Nippon Life Designees on the Board. Pursuant to the Waiver, (a) Nippon Life designated Mr. Inoue to replace Mr. Kimura as a Nippon Life Designee and (b) Messrs. Gubbay and Yao will continue to serve on the Board as Nippon Life Designees.

On April 14, 2026, the Board elected Mr. Inoue as a director of the Company, effective on April 21, 2026, to fill the vacancy that will result from Mr. Kimura’s departure on April 20, 2026, and nominated Mr. Inoue to stand for election at the 2026 annual meeting of stockholders of the Company. The Board determined that Mr. Inoue qualifies as an independent director under the Corporate Governance Standards of the New York Stock Exchange. On April 14, 2026, the Board also appointed Mr. Yao to the Nominating and Corporate Governance Committee of the Board, effective as of April 21, 2026.

Pursuant to the Nippon Life Stockholder's Agreement, Mr. Inoue will not be compensated by the Company for his service on the Board. Mr. Inoue has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Nippon Life Stockholder’s Agreement, the Separation Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Nippon Life Stockholder’s Agreement, the Separation Agreement and the Amendment, copies of which are filed as Exhibits 10.60, 10.4 and 10.58, respectively, to the Company’s Annual Report on Form 10-K filed on February 11, 2026 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
On April 17, 2026, the Company issued a press release announcing the election of Mr. Inoue to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated April 17, 2026 (furnished herewith and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corebridge Financial, Inc.

Date:	April 17, 2026	By:	/s/Jeannette N. Pina
			Name:	Jeannette N. Pina
			Title:	Deputy General Counsel and Secretary